UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2008

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Performance Share Awards.

On February 18, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Health Net, Inc. (the “Company”) approved performance share awards to Jay M. Gellert, President and Chief Executive Officer, James E. Woys, Executive Vice President and Chief Operating Officer, and Linda V. Tiano, Senior Vice President, General Counsel and Secretary, under the Company’s 2006 Long-Term Incentive Plan. Performance shares will vest only upon the attainment of minimum pre-tax income and pre-tax income margin (pretax income as a percent of total revenues) performance levels in fiscal 2010 after a three-year performance period beginning January 1, 2008 and ending January 1, 2011. The performance share awards were made pursuant to the form Performance Share Award Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

2008 Executive Officer Incentive Plan.

On January 24, 2008, the Compensation Committee approved the bonus structure for the 2008 fiscal year under the Company’s 2006 Executive Officer Incentive Plan (the “EOIP”). The EOIP permits the payment of cash bonuses based upon pre-established performance criteria for the plan year.

For the Company’s executive officers, the Compensation Committee approved funding the EOIP at 200% of their target bonuses upon attainment of an earnings per share threshold and a threshold company performance score. If the earnings per share threshold and the threshold company performance score are not achieved, the executives will not be eligible for any incentive award payouts under the plan. Assuming achievement of the earnings per share threshold and the threshold company performance score, actual EOIP payouts are then determined based upon the following formula:

Bonus = Target Bonus x Company Performance Score x Individual Performance Score

For 2008, the company performance score is based on the following three pre-established company performance measures: (i) pre-tax income (“PTI”), (ii) revenue growth related to commercial, Medicare and Medicaid premiums (“Revenue Growth”) and (iii) associate climate survey improvement (“Climate Improvement”). These measures are weighted 70%, 20% and 10%, respectively, and are used to determine the company performance score as follows:

Company Performance Score = PTI Score x 70% + Revenue Growth Score x 20% + Climate Improvement Score x 10%

The PTI and Revenue Growth scores can each range from 0-150% depending on the Company’s performance relative to these objectives. Achievement of target PTI and Revenue Growth will result in a score of 100% for each. The Climate Improvement score will be 0% if the target Climate Improvement is not met and will be 100% if the target is met. The individual performance score is based on a number of pre-established individual performance objectives (with assigned weightings) as modified by a leadership competency measure. An executive’s individual performance score can range from 0-187.5% depending on the participant’s performance relative to the individual performance objectives and the competency measure.

Item 9.01 Financial Statements & Exhibits.

(c) Exhibits—

10.1	Form Performance Share Award Agreement utilized for eligible employees of Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

February 21, 2008	By:	/s/ Linda V. Tiano
Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary

3